Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENEMDNT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of November 9, 2015, by and between Health Insurance Innovations, Inc., a Delaware corporation (the “Company”) and Patrick R. McNamee (“Executive”).

WHEREAS, in connection with Executive’s promotion to Chief Executive Officer, Company and Executive desire to modify the terms of that certain Employment Agreement by and between Company and Executive dated June 8, 2015 (the “Employment Agreement”).

NOW, THEREFORE, for an in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Section 3(e) of the Employment Agreement is deleted in its entirety and the following substituted in lieu thereof:

“(e) On each annual anniversary of the Effective Date, at the sole discretion of the Board, Executive will be eligible for a target equity grant under the LTI Plan equal to 100% of Executive’s Salary then in effect in SARs (as determined by the Black-Sholes option pricing model), with a strike price equal to the market closing price of the Company’s Class A common stock on the NASDAQ Global Market (or such other national securities exchange on which such common stock is then traded) on the applicable grant date. These annual grants of SARs, if awarded, will vest 25% on each of the first two anniversaries of the applicable grant date and 50% on the third anniversary of the applicable grant date. Annual awards of SARs under this Section 3.e will be in substantially the same form, and contain substantially the same terms and conditions, as the SARA Agreement attached hereto as Exhibit B (or such other award agreement as is made applicable to other members of the Company’s senior management).”

2. Except as specifically amended hereby, all terms and provisions of the Employment Agreement shall remain in full force and effect.

3. Capitalized terms used herein but not specifically defined herein shall, have the meanings ascribed to them in the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

“Company”

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
Michael D. Hershberger, CFO

“Executive”

/s/ Patrick R. McNamee
Patrick R. McNamee